CHARTER FRANCHISE SERVICES, LLC

                               FRANCHISE AGREEMENT

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                                TABLE OF CONTENTS
                                                                            PAGE

1.       GRANT OF FRANCHISE................................................... 2
                  1.1.     Grant.............................................. 2
                  1.2.     Modifications; Amendments to Charter System........ 2
                  1.3.     New Products....................................... 3
                  1.4.     Territory Exclusive................................ 3
                  1.5.     Outpatient Providers............................... 3
                  1.6.     Reservation of Rights.............................. 3

2.       TERM................................................................. 4

3.       OPERATING ASSISTANCE................................................. 4

4.       FEES................................................................. 5
                  4.1.     Franchise Fee...................................... 5
                  4.2.     Annual Continuing Fee.............................. 5
                  4.3.     Definition of "Contract Year"...................... 5
                  4.4.     Monthly Installments............................... 5
                  4.5.     Annual Continuing Fee for Short Contract Year...... 6
                  4.6.     Payment Following Contract Year End................ 6
                  4.7.     Taxes.............................................. 6
                  4.8.     Advances by Franchisor............................. 6
                  4.9.     Interest........................................... 6
                  4.10.    Gross Revenues..................................... 7


LICENSED MARKS................................................................ 8
                  5.1.     Ownership.......................................... 8
                  5.2.     Authorized Use..................................... 8
                  5.3.     Infringement....................................... 9
                  5.4.     Operation Under Licensed Marks..................... 9
                  5.5.     Modification/Replacement of Licensed Marks......... 9

6.       STANDARDS OF OPERATION...............................................10
                  6.1.     Compliance with System.............................10
                  6.2.     Compliance With Law................................10
                  6.3.     Joint Commission on Accreditation of Health Care
                           Organizations (JCAHO)..............................10
                  6.4.     Maintenance of Standards...........................10
                  6.5.     Operation in Conformity with Prescribed Methods,
                           Standards and Specifications.......................11
                  6.6.     Printed Materials; Marketing.......................11


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                  6.7.     Ownership Identification...........................11
                  6.8.     Patient Relations..................................11
                  6.9.     Right to Inspect...................................11
                  6.10.    Variation of Standards.............................11
                  6.11.    Accounting Equipment and Software..................12
                  6.12.    Discoveries and Ideas..............................12

7.       CONFIDENTIAL OPERATING MANUAL........................................12
                  7.1.     Compliance with Confidential Operating Manual......12
                  7.2.     Revisions..........................................12

8.       ADVERTISING AND MARKETING............................................12
                  8.1.     Local Advertising..................................12
                  8.2.     Approval of Advertising............................13
                  8.3.     Participation in Cooperative Advertising and/or
                           Marketing Programs................................ 13
                  8.4.     Operation of Call Center.......................... 13
                  8.5.     Subordination and Alternative Performance of
                           Obligations....................................... 13


9.       STATEMENTS, RECORDS AND FEE PAYMENTS................................ 14
                  9.1.     Maintenance of Records; Audit Rights...............14
                  9.2.     Reports............................................14
                  9.3.     Tax Reports........................................14
                  9.4.     Unaudited Periodic Statements......................14
                  9.5.     Annual Statement...................................15

10.      ADDITIONAL COVENANTS.................................................15
                  10.1.    Covenant ..........................................15
                  10.2.    Covenant Not to Compete............................15
                  10.3.    Acknowledgment of Reasonableness...................15
                  10.4.    Confidential Information...........................16
                  10.5.    Confidential Agreements with Certain Employees.....16
                  10.6.    Severability.......................................16

11.      TRANSFER AND ASSIGNMENT..............................................17
                  11.1.    Assignment by Franchisor...........................17
                  11.2.    Assignment by Franchise Owner......................17
                  11.3.    Conditions of Any Approval.........................17
                  11.4. Consent Not a Waiver..................................18
                  11.5.    Parties Bound and Benefitted.......................19


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12.      DEFAULT AND TERMINATION..............................................19
                  12.1.    Franchisor's Right to Terminate....................19
                  12.2.    Franchise Owner's Right to Terminate...............20

13.      POST TERM OBLIGATIONS................................................20
                  13.1.    Cease Operations...................................20
                  13.2.    Pay All Sums Outstanding...........................21
                  13.3.    Return Confidential Operating Manual...............21
                  13.4.    Cease Use of System................................21

14.      INSURANCE ...........................................................21
                  14.1.    Maintenance of Insurance...........................21
                  14.2.    Notices of Claims..................................21
                  14.3.    Notices of Other Claims/Events.....................21

15.      TAXES, PERMITS AND INDEBTEDNESS......................................22
                  15.1.    Payment............................................22
                  15.2.    Compliance with all Laws and Regulations...........22
                  15.3.    Full Responsibility................................22


16.      INDEMNIFICATION AND INDEPENDENT CONTRACTOR...........................22
                  16.1.    Indemnification and Hold Harmless..................22
                  16.2.    Independent Contractor.............................22

17.      WRITTEN APPROVALS, WAIVERS, FORMS OF AGREEMENT
         AND AMENDMENT........................................................23
                  17.1.    Prior Approvals....................................23
                  17.2.    No Waiver..........................................23
                  17.3.    Form of Agreements.................................23
                  17.4.    Written Amendments.................................23

18.      ENFORCEMENT..........................................................24
                  18.1.    Inspections........................................24
                  18.2.    Injunctive Relief..................................24
                  18.3.    Costs and Expenses.................................24
                  18.4.    No Right to Offset.................................24

19.      ENTIRE AGREEMENT.....................................................24

20.      NOTICES..............................................................25


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21.      GOVERNING LAW AND DISPUTE RESOLUTION.................................25
                  21.1.    Governing Law......................................25
                  21.2.    Arbitration........................................25

22.      SEVERABILITY, CONSTRUCTION...........................................26
                  22.1.    Severability.......................................26
                  22.2.    Regulatory Reports.................................26
                  22.3.    Counterparts.......................................27
                  22.4.    Table of Contents, Headings and Captions...........27

23.      MANAGEMENT CONTRACTS/JOINT VENTURES/CONSULTING
         AGREEMENTS...........................................................27

24.      MANAGED CARE AGREEMENTS/PREFERRED PROVIDER STATUS....................27

25.      ACKNOWLEDGMENTS......................................................28


FRANCHISE AGREEMENT

         THIS FRANCHISE AGREEMENT (the "Agreement or the "Franchise Agreement") is entered into effective June 17, 1997 (the "Effective Date") by and between MAGELLAN HEALTH SERVICES, INC., a Delaware corporation ("Magellan"), and its wholly-owned subsidiary, CHARTER FRANCHISE SERVICES, LLC, a Delaware limited liability company (together, "Franchisor"), and CHARTER BEHAVIORAL HEALTH SYSTEM OF CENTRAL GEORGIA, LLC ("Franchise Owner").


                              W I T N E S S E T H :

         A. Franchisor owns or has the right to license certain trade names, trademarks, service marks and/or indicia of origin identified on Exhibit "1" hereto (the "Licensed Marks"), the uniqueness and value of which are acknowledged by Franchise Owner. In connection therewith, Franchisor has developed a plan for a system for the operation of Hospital/RTC Based Behavioral Healthcare Businesses (as hereinafter defined) under the Licensed Marks, which system includes the right and license to utilize existing computer software owned by Franchisor or, subject to the terms of the respective license agreement, licensed to Franchisor, and, immediately prior to the date hereof, utilized by the business which is the subject of this Agreement, existing treatment protocols, existing treatment, financial, legal and other programs and procedures, existing quality standards, existing quality assessment methods, existing performance improvement and monitoring programs, advertising and marketing assistance, promotional materials, consultation and other matters relating to the operation of Hospital/RTC Based Behavioral Healthcare Businesses (the "Charter System"), all of which are designed to enhance the reputation and goodwill with the public of establishments operated pursuant to the Charter System. "Hospital/RTC Based Behavioral Healthcare Business" as used herein shall mean the business of the operation of an acute care psychiatric hospital, part of an acute care general hospital operating an acute care psychiatric unit, department, division or other organizational subdivision, a behavioral healthcare residential treatment center, a part of a facility operating a behavioral healthcare residential treatment center, or other similar facility providing 24-hour behavioral healthcare (together an "In Patient Facility"), and the delivery of behavioral healthcare from such facility and other facilities in the Territory, including outpatient facilities; such behavioral healthcare to include inpatient hospitalization, partial hospitalization programs, outpatient therapy, intensive outpatient therapy, ambulatory detoxification, behavioral modification programs and related services. As used herein, the term "Behavioral Modification Programs and Related Services" shall mean any type of programs or services for providing behavioral modification without regard to whether such behavioral modification may be provided in an In Patient Facility or other affiliated facility and shall include, for example, weight loss, stress management, smoking cessation and similar products and programs.

         B. Franchise Owner desires, upon the terms and conditions set forth herein, to obtain a license to use the Charter System in the operation of its Hospital/RTC Based Healthcare


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Business (the "Franchised Business").  Franchisor is willing, upon the terms and conditions set forth herein, to license Franchise Owner to operate the Franchised Business.

         C. Franchise Owner is a subsidiary corporation of Charter Behavioral Health Systems, LLC ("OpCo") or is otherwise affiliated with OpCo. OpCo and Franchisor have entered into a Master Franchise Agreement dated as of the date hereof (the "Master Franchise Agreement") pursuant to which, among other matters, Franchisor has agreed to grant franchises to certain subsidiaries and affiliates of OpCo; a copy of the Master Franchise Agreement is attached hereto as Exhibit 2. This Franchise Agreement is one of the franchise agreements granted under and pursuant to the Master Franchise Agreement.

         D. Immediately prior hereto Franchisor operated, through a wholly-owned subsidiary, the business which is the subject of this agreement. Substantially simultaneously herewith, Franchisor is transferring to Franchise Owner's parent, OpCo, certain of the business and assets (including personnel) heretofore utilized by Franchisor to provide services and support to the business which is the subject of this Agreement (the business and assets (including personnel) retained by Franchisor heretofore utilized by Franchisor to provide service and support to the business which is the subject of this Agreement are herein referred to as the "Retained Servicing Business" and the business and assets (including personnel) transferred by Franchisor to OpCo heretofore utilized by Franchisor to provide service and support to the business which is the subject of this Agreement are herein referred to as the "Transferred Servicing Business").



1.       GRANT OF FRANCHISE

         1.1. Grant. Subject to all of the terms and conditions herein, Franchisor grants to Franchise Owner the right and franchise to use the Charter System in the operation of the Franchised Business at any present or future facilities located in the geographic area described in Exhibit 3 to this Agreement (the "Territory"). Franchise Owner agrees at all times during the continuance of this Agreement to use its commercially reasonable best efforts to promote and operate the Franchised Business. The Franchised Business shall be operated only under the following name: Charter Behavioral Health System of Central Georgia, LLC. Subject to all of the terms and conditions herein, Franchisor hereby also grants to Franchise Owner the right and license to utilize the Charter System in connection with the management and administration of the businesses of the any presently existing Joint Ventures, Managed Businesses and all New Arrangements in the Hospital/RTC Based Behavioral Healthcare Business pursuant to Article 23.

         1.2. Modifications; Amendments to Charter System. Franchisor reserves the right from time to time to amend, modify, delete (subject to Article 3) or enhance any portion of the Charter System (including any of the Licensed Marks) as may be advisable in Franchisor's sole judgment to change, maintain or enhance the Charter System trade names or the reputation, efficiency, competitiveness and/or quality of the Charter System, or to adapt it to new conditions, laws, regulations or technology, or to better serve the public. Franchise Owner shall have the right without additional consideration (other than such as results from increases in Gross Revenues) to


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utilize the amendments,  modifications and enhancements; and Franchise Owner, at its expense, will fully comply with all such amendments, modifications, deletions and enhancements reasonably designated as applicable to then existing franchise owners similarly situated. Franchisor shall not be obligated to make improvements or develop new software for use of Franchise Owner, but to the extent that Franchisor does so Franchise Owner shall have the right and license to use such new or improved software without additional consideration (other than such as results from increases in Gross Revenues).

         1.3. New Products. Until such time as Franchise Owner ceases to be an OpCo Franchisee (as defined in the Master Franchise Agreement), and subject to Franchise Owner complying with such reasonable terms and conditions as Franchisor shall provide, Franchise Owner shall have the right and option to utilize in the Territory in connection with its Franchised Business new products and new concepts developed by Franchisor for the delivery of behavioral healthcare and Behavioral Modification Programs and Related Services ("New Products"), provided the Franchise Owner will not have such right or option with respect to any such New Products (i) which deal with the delivery of behavioral healthcare incidental to the treatment of a non-behavioral illness or condition,
(ii) where the behavioral illness (e.g., alcohol or substance abuse) is not the primary diagnosis (e.g., behavioral healthcare treatment for depression following a diagnosis for cancer (cancer being the primary diagnosis); weight loss behavioral healthcare treatment following a heart attack (heart disease being the primary diagnosis)), or (iii) that are used by Franchisor or its subsidiaries (and not offered to third parties pursuant to any franchise or similar arrangement) in connection with its business operations. To the extent that Franchise Owner does not have the right to a New Product pursuant to the terms of this Section, does not elect to utilize a New Product or elects to utilize a New Product but fails or refuses to comply with such reasonable terms and conditions as Franchisor shall provide in connection therewith (in which event Franchise Owner shall be deemed to have elected not to utilize a New Product), then Franchisor may itself operate or franchise others to operate businesses utilizing such New Product from facilities in the Territory. Franchise Owner shall have the right to utilize a New Product without paying to Franchisor any additional fees (other than such as results from increases in Gross Revenues).

         1.4. Territory Exclusive. Franchisor agrees that during the term of this Agreement, it will not, except as otherwise provided in this Article 1, establish or maintain, or franchise any other person or firm to establish or maintain, a facility located within the Territory that (i) uses the Charter System, (ii) engages, directly or indirectly, in the Hospital/RTC Based Healthcare Business, or (iii) subject to Section 1.3 above, provides Behavioral Modification Programs and Related Services.

         1.5. Outpatient Providers. Franchisor may not, without the written consent of Franchise Owner in each instance, establish or maintain a business, or grant franchises or other licenses to individual physicians, psychologists or other mental healthcare professionals or to groups thereof or to entities employing such, to operate businesses, for the delivery of behavioral healthcare at a facility within the Territory that (i) uses the Charter System, (ii) engages, directly or indirectly,


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in the Hospital/RTC Based Behavioral  Healthcare  Business,  or (iii) subject to
Section  1.3  above,  provides  Behavioral  Modification  Programs  and  Related
Services.

         1.6 Reservation of Rights. Franchise Owner acknowledges and agrees that, in addition to the rights contained in other subsections of this Article 1, Franchisor may grant to another or others the right and franchise to operate, at facilities outside the Territory, Hospital/RTC Based Behavioral Healthcare Businesses utilizing the Charter System, even if such businesses compete with Franchise Owner's Franchised Business, and that Franchisor may otherwise use and grant to others the right to use the Licensed Marks, or any other names and marks, for other businesses. It is understood that nothing contained in this Agreement shall prevent Franchisor (i) from providing behavioral healthcare incidental to the managed behavioral healthcare business or incidental to any other business the principal purpose of which is not the operation of a Hospital/RTC Based Behavioral Healthcare Business, and (ii) from, pursuant to contracts with federal, state and local governments and governmental agencies, providing health and human services, including behavioral healthcare services, to the mentally retarded, the developmentally disabled, the elderly, persons under the control or supervision of criminal/juvenile justice systems and other designated populations.



2.       TERM

         This Agreement, unless sooner terminated pursuant to Article 12 hereof, shall extend from the Effective Date until the date of expiration or termination of the Master Franchise Agreement.

3.       OPERATING ASSISTANCE

         Franchisor reserves the right to require Franchise Owner to maintain standards of quality, appearance and service at all Franchised Business facilities, thereby maintaining the public image and reputation of the Charter System and the demand for the services and products provided thereunder, and to that end Franchisor shall provide Franchise Owner with the following ongoing assistance:

                           (a) Advertising and marketing assistance including consultation, access to media buying programs and access to broadcast and other advertising pieces and materials produced by Franchisor from time to time for franchise owners.

                           (b) Risk management services, including risk financing planning, loss control and claims management.

                           (c)      Outcomes monitoring.

                           (d) Access to Managed Care Agreements (as hereinafter defined).



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                           (e)  Consultation  by  telephone  or at  Franchisor's
         offices with respect to matters relating to the Franchised  Business in
         which   Franchisor  has  expertise,   including   matters  relating  to
         reimbursement, government relations, clinical strategies, regulatory matters, strategic planning and business development.

                  Franchisor shall maintain reasonable expertise and provide a minimum level and quality of assistance within the scope of the Retained Servicing Business, in accordance with commercially reasonable standards substantially similar to the level and quality of such assistance provided to the business which is the subject of this Agreement immediately prior to the date hereof by the Retained Servicing Business. Nothing contained herein shall require Franchisor to maintain expertise or provide assistance within the scope of the Transferred Servicing Business.

4.       FEES

         4.1. Franchise Fee. There is no initial franchise fee for the initial term or any renewal term.

         4.2. Annual Continuing Fee. For each "Contract Year" (as hereinafter defined), Franchise Owner shall pay to Franchisor, subject to the terms of
Section 4.5 below, an annual continuing fee (the "Annual Continuing Fee") in the amount of the greater of:

                  (a) Eight Hundred Sixty-Nine  Thousand Dollars ($869,000) plus
         (i) an amount calculated by multiplying Eight Hundred Sixty-Nine Thousand Dollars ($869,000) by the percentage increase in the Consumer Price Index, United States City Average for All Urban Consumers for All items (as published by the U.S. Department of Labor, Bureau of Labor Statistics) (the "CPI") between the end of the latest period for which said index has been published prior to the date of this Agreement and the end of the latest period for which said index has been published prior to the first day of said Contract Year (the "Minimum Annual Continuing Fee"), except that no adjustment to the Minimum Annual
         Continuing Fee shall be made for the second Contract Year (Contract Year commencing October 1, 1997) it being understood that the adjustment made for the third Contract Year (Contract Year commencing October 1, 1998) shall take into consideration the change in the CPI between the end of the latest period for which said index has been published prior to the date of this Agreement and the end of the latest period for which said index has been published prior to the first day of the third Contract Year, and (ii) New Arrangement Management Fees (as defined in Article 23); or

                  (b) Eight Hundred Sixty-Nine  Thousand Dollars ($869,000) plus
         (i) 3% of Gross Revenues above Ten Million Seven Hundred Twenty-Nine Thousand Dollars ($10,729,000) and less than Twelve Million Eight Hundred Seventy-Five Thousand Dollars ($12,875,000) during said Contract Year, (ii) 5% of Gross Revenues above Twelve Million Eight Hundred Seventy-Five Thousand Dollars ($12,875,000) during said Contract Year, and (iii) New Arrangement Management Fees.


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         4.3. Definition of "Contract Year". As used in this Article 4, the term
"Contract Year" shall refer to any period which begins on the date of this Agreement or any succeeding October 1 and ends on the earlier of the following September 30 or the effective date of expiration or termination of this Agreement.

         4.4. Monthly Installments. During each Contract Year, Franchise Owner shall make monthly installments against the Annual Continuing Fee for said Contract Year. During each of the first and second Contract Years, each such monthly installment shall be equal to 1/12th of the Minimum Annual Continuing Fee for said Contract Year. During each subsequent Contract Year, each such monthly installment shall be equal to 1/12th of the greater of (a) the Minimum Annual Continuing Fee for said Contract Year or (b) the Annual Continuing Fee for the preceding Contract Year. The first monthly installment shall be paid on the date of this Agreement; and subsequent installments shall be paid on or before the first day of each subsequent calendar month during the term of this Agreement.

         4.5. Annual Continuing Fee for Short Contract Year. If the term of this Agreement includes any Contract Year of less than 365 days (i.e., because the date of this Agreement or the effective date of expiration or termination of this Agreement is in the middle of a Contract Year), the Annual Continuing Fee for such Contract Year shall be the greater of:

                  (a) the product of the Minimum Annual Continuing Fee for said Contract Year times a fraction the numerator of which is the number of days that this Agreement was in effect during said Contract Year (the "Effective Days"), and the denominator of which is 365, or

                  (b) the product of the amount calculated pursuant to subsection 4.2(b) above (provided, however, that for purposes of said calculation the "Gross Revenues" for said Contract Year shall be "Gross Revenues" as defined in Section 4.10 below for said Contract Year times a fraction the numerator of which is 365 and the denominator of which is the Effective Days), times a fraction the numerator of which is the Effective Days and the denominator of which is 365.

         4.6. Payment Following Contract Year End. If the aggregate dollar amount of payments made by Franchise Owner to Franchisor in respect of any Contract Year pursuant to Section 4.4 above is different than the Annual Continuing Fee for said Contract Year, a payment in the amount of such overpayment or underpayment shall be made by the appropriate party within seventy-five (75) days after the end of said Contract Year.

         4.7. Taxes. Franchise Owner shall pay to Franchisor the amount of all sales taxes, use taxes, and similar taxes imposed upon or required to be collected on account of the Annual Continuing Fees and of goods or services furnished to Franchise Owner by Franchisor, whether such goods or services are furnished by sale, lease or otherwise.



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         4.8.  Advances by Franchisor.  Franchise Owner shall pay to Franchisor all amounts, if any, advanced by Franchisor or which Franchisor has paid, or for which Franchisor has become obligated, on behalf of Franchise Owner.

         4.9. Interest. Franchise Owner shall pay to Franchisor interest on any amounts which are past due at the lower of the maximum rate permitted by law or the Prime Rate, plus six percent (6%) per annum. The term" Prime Rate" as used in this Agreement shall mean the prime rate of interest from time to time as published in The Wall Street Journal.

         4.10. Gross Revenues. "Gross Revenues" shall mean the sum of the following:

                           (a) the aggregate gross patient charges from operation of the Franchised Business at established billing rates, less provision for contractual adjustments and provision for denied claims (where collection is not pursued directly from the patient), determined in accordance with generally accepted accounting principles, and the gross amount of all other revenues from whatever source derived (whether in the form of cash, credit, agreements to pay, or other consideration, and whether or not payment is received at the time of the sale or provision of services) which arise from or are derived by Franchise Owner or any other person affiliated with Franchise Owner, directly or indirectly from products or services sold or provided directly or indirectly by Franchise Owner, or from the sale of services or products associated with the use of the Licensed Marks. Gross Revenues shall not include amounts not actually collected (bad debts) to the extent such have been included in Gross Revenues reported to Franchisor for prior periods.

                           Plus,

                           (b) for any joint venture ("Joint Venture"), subject to Article 23, or Managed Business (as defined below), the gross revenues ("Business Gross Revenues") of all the businesses which are the subject of Joint Ventures (the "Joint Venture Businesses") and the businesses which are the subject of management agreements and other agreements and arrangements of Franchise Owner pursuant to which Franchise Owner provides management, consulting or other services for so long as any such agreements or arrangements are in effect (the "Managed Businesses"). "Business Gross Revenues" shall mean the aggregate gross patient charges from each of the Joint Venture
         Businesses and each of the Managed Businesses unless New Arrangement Management Fees are paid pursuant to Article 23 with respect to a Managed Business, at established billing rates, less provision for contractual adjustments and provision for denied claims (where collection is not pursued directly from the patient), determined in accordance with generally accepted accounting principles, and the gross amount of all other revenues from whatever source derived (whether in form of cash, credit, agreements to pay, or other consideration, and whether or not payment is received at the time of the sale or provisions of services) which arise from or are derived by each of the Joint Venture Businesses and each of the Managed

         Businesses, or any other person affiliated with such business, directly or indirectly from products or services sold or provided directly or indirectly by each of the Joint Venture Businesses and each of the Managed Businesses or from the sale of products or services associated with the use of the Licensed Marks. Business Gross Revenues shall not include amounts not actually collected (bad debts) to the extent that such have been included in Business Gross Revenues reported to Franchisor for prior periods.

                           Plus,

                           (c) the gross amounts of all Franchise Owner's other revenues from whatever source derived (whether in the form of cash, credit, agreements to pay, or other consideration, and whether or not payment is received at the time of the sale or provision of services), which arise from or are derived by Franchise Owner, or any person affiliated with Franchise Owner, directly or indirectly from products or services sold or provided directly or indirectly by Franchise Owner or from the sale of services or products associated with the use of the Licensed Marks, excluding any amounts received by Franchise Owner from Joint Venture Businesses and Managed Businesses.

         4.11. Subordination and Alternative Performance of Obligations. Franchisor's right to receive the payments required to be made by Franchise Owner pursuant to this Article 4 is subject to that certain Subordination Agreement dated as of the date hereof by and among Franchisor, Crescent Real Estate Equities Limited Partnership ("Crescent") and OpCo (the "Subordination Agreement"). Franchise Owner shall pay all amounts required to be paid by Franchise Owner pursuant to this Article 4 to OpCo, rather than to Franchisor, until the earliest of (i) the date on which OpCo ceases to have voting control of Franchise Owner through stock ownership, or (ii) the date of the termination or expiration of the Master Franchise Agreement, or (iii) the date OpCo shall:
(i) become insolvent; or (ii) be unable, or admit in writing its inability to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code; or (v) become the subject of a creditor's petition for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (vi) apply to a court for the appointment of a custodian or receiver for any of its assets; or (vii) have a custodian or receiver appointed for any of its assets (with or without its consent); or
(viii) otherwise become the subject of any insolvency proceedings or propose or enter into any formal or informal composition or arrangement with its creditors.



5.       LICENSED MARKS

         5.1. Ownership. Franchise Owner expressly acknowledges Franchisor's rights in and to the Licensed Marks and agrees not to represent in any manner that Franchise Owner has acquired any ownership rights in the Licensed Marks. Franchise Owner further acknowledges and agrees that any and all goodwill associated with the Charter System and identified by the Licensed Marks shall inure directly and exclusively to the benefit of Franchisor.

         5.2. Authorized Use. Franchise Owner understands and agrees that any use of the Licensed Marks other than as expressly authorized by this Agreement, without Franchisor's prior written consent, may constitute an infringement of Franchisor's rights therein and that the right to use the Licensed Marks granted herein does not extend beyond the termination or expiration of this Agreement. Franchise Owner expressly covenants that, during the term of this Agreement and thereafter, Franchise Owner shall not, directly or indirectly, commit any act of infringement or contest or aid others in contesting the validity or registration of Franchisor's right to use the Licensed Marks or take any other action in derogation thereof.

         5.3. Infringement. Franchise Owner shall promptly notify Franchisor of any claim, demand or cause of action that Franchisor may have based upon or arising from any unauthorized attempt by any person or legal entity to use the Licensed Marks, any colorable variation thereof, or any other mark, name or indicia in which Franchisor has or claims a proprietary interest (an "Unauthorized Third Party Use"). Franchise Owner shall assist Franchisor, upon request and at Franchisor's expense, in taking such action, if any, as Franchisor may deem appropriate to halt such Unauthorized Third Party Use, but shall take no action nor incur any expenses on Franchisor's behalf without Franchisor's prior written approval. If Franchisor undertakes the defense or prosecution of any litigation relating to the Licensed Marks, Franchise Owner agrees to execute any and all documents and to do such acts and things as may, in the opinion of Franchisor's legal counsel, be reasonably necessary to carry out such defense or prosecution. If Franchisor does not take action to halt any Unauthorized Third Party Use, Franchise Owner at its expense may take action as it deems appropriate to halt such Unauthorized Third Party Use.


         5.4. Operation Under Licensed Marks. Franchise Owner further agrees and covenants to operate and advertise only under the names or marks from time to time designated by Franchisor for use by similar Charter System franchise owners; to adopt and use the Licensed Marks solely in the manner prescribed by Franchisor; to refrain from using the Licensed Marks to perform any activity or to incur any obligation or indebtedness in such a manner as may, in any way, subject Franchisor to liability therefor; to observe all laws with respect to the registration of trade names and assumed or fictitious names, to include in any application therefor a statement that Franchise Owner's use of the Licensed Marks is limited by the terms of this Agreement, and to provide Franchisor with a copy of any such application and other registration document(s); to observe such requirements with respect to trademark and service mark registrations and copyright notices as Franchisor may, from time to time, require, including, without limitation, affixing "SM", "TM", or (R) adjacent to all such Licensed Marks in any and all uses thereof; and to utilize such other appropriate notice of ownership, registration and copyright as Franchisor may require.

         5.5. Modification/Replacement of Licensed Marks. Franchisor reserves the right, in its sole discretion, to designate one or more new, modified or replacement Licensed Marks for use by franchise owners and to require the use by Franchise Owner of any such new, modified or replacement Licensed Marks in addition to or in lieu of any previously designated Licensed

Marks.  Any expenses or costs  associated with the use by Franchise Owner of any
such  new,   modified  or   replacement   Licensed   Marks  shall  be  the  sole
responsibility of Franchise Owner.

6.       STANDARDS OF OPERATION

         Franchisor shall establish and Franchise Owner shall maintain standards of quality, appearance and operation for the Franchised Business. For the purpose of enhancing the public image and reputation of businesses operating under the Charter System, protecting the goodwill associated with the Licensed Marks, and for the purpose of increasing the demand for services and products provided by Franchisor and its franchisees, the parties agree as follows:

         6.1. Compliance with System. Franchise Owner agrees in connection with the Franchised Business to utilize and comply with all treatment protocols, treatment, financial, legal and other programs and procedures, quality standards, quality assessment methods, performance improvement and monitoring programs and other matters which now or hereafter comprise the Charter System, and to comply with all Charter System rules, regulations, policies and standards, including all such contained in the "Confidential Operating Manual" (as hereinafter defined).

         6.2. Compliance With Law. Franchise Owner agrees at all times to operate the Franchised Business, and to keep all premises at which the Franchised Business operates, in compliance with all applicable federal, state and local laws, rules and regulations.

         6.3. Joint  Commission on  Accreditation  of Health Care  Organizations
(JCAHO). Franchise Owner agrees to maintain throughout the term of this Agreement accreditation by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"). Franchise Owner also agrees to obtain, within such reasonable times as may be specified by Franchisor, and maintain throughout the term of this Agreement accreditation by other organizations as required by law or reasonably specified by Franchisor. All costs of obtaining and maintaining accreditation(s) shall be borne and paid by Franchise Owner.

         6.4. Maintenance of Standards. Franchise Owner agrees to maintain all premises from or at which the Franchised Business is conducted, and all furnishings and equipment thereon, in conformity with Franchisor's then-current standards, at all times during the term of this Agreement, and to make such repairs and replacements thereto as Franchisor may require. Without limiting the generality of the foregoing, Franchise Owner specifically agrees:

                           (a) To keep all such  premises at all times in a high
         degree of sanitation, repair, order and condition, including, without limitation, such periodic repainting of the exterior and interior of the premises, such maintenance and repairs to all fixtures, furnishings, signs and equipment as Franchisor may from time to time reasonably direct; and

                           (b) To meet and maintain at all times all governmental standards, certifications and ratings applicable to the operation of the premises and the Franchised Business or such higher minimum standards, certifications and ratings as set forth by Franchisor from time to time in its Confidential Operating Manual or otherwise in writing.

         6.5. Operation in Conformity with Prescribed Methods, Standards and Specifications. Franchise Owner agrees to operate the Franchised Business in conformity with such methods, standards and specifications as Franchisor may from time to time prescribe in its Confidential Operating Manual to insure that Franchisor's required degree of quality, service and image is maintained; and to refrain from deviating therefrom and from otherwise operating in any manner which adversely reflects on Franchisor's name and goodwill, or on the Licensed Marks.

         6.6. Printed Materials; Marketing. Franchise Owner shall use only business stationery, business cards, marketing materials, advertising materials, printed materials or forms which have been approved in advance by Franchisor. Franchise Owner shall not employ any person to act as a representative of Franchise Owner in connection with local promotion of the Franchised Business in any public media without the prior written approval of Franchisor. Any and all supplies or materials purchased, leased or licensed by Franchise Owner shall always meet those standards specified by Franchisor in the Confidential Operating Manual or otherwise in writing.

         6.7. Ownership Identification. In all advertising displays and materials and at all premises from or at which the Franchised Business is conducted, Franchise Owner shall, in such form and manner as may be specified by Franchisor in the Confidential Operating Manual, notify the public that Franchise Owner is operating the business licensed hereunder as a franchisee of Franchisor and shall identify its business location in the manner specified by Franchisor in the Confidential Operating Manual.

         6.8. Patient Relations. Franchise Owner shall respond promptly to patient complaints and shall take such other steps as may be required to insure positive patient relations.

         6.9. Right to Inspect. Franchise Owner hereby grants to Franchisor and its agents the right to enter upon any premises from which Franchise Owner conducts the Franchised Business, without notice, at any reasonable time for the purpose of conducting inspections of the premises and Franchise Owner's books and records; and Franchise Owner agrees to render such assistance as may reasonably be requested and to take such steps as may be necessary to correct any deficiencies upon the request of Franchisor or its agents.

         6.10. Variation of Standards. Because complete and detailed uniformity under many varying conditions may not be possible or practical, Franchisor specifically reserves the right and privilege, in its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any of its franchisees based upon the peculiarities of a particular circumstance, or any other conditions which Franchisor deems to be of importance to the successful operation of the Franchised Business. Franchise Owner shall have no recourse against Franchisor on account of any variation from standard specifications and practices granted to any franchise owner and shall not be entitled to require Franchisor to grant Franchise Owner a like or similar variation hereunder.

         6.11.  Accounting  Equipment  and  Software.   Franchise  Owner  agrees
to maintain, develop, update and replace any equipment and software as reasonably necessary for the purpose of recording, collecting or otherwise supporting revenues.

         6.12. Discoveries and Ideas. Franchise Owner agrees to disclose promptly to Franchisor all discoveries made or ideas conceived by Franchise Owner or a person affiliated with Franchise Owner that pertain to the Charter System. Franchise Owner hereby grants to Franchisor all right, title and interest to such discoveries and ideas, and agrees to cooperate with Franchisor in securing Franchisor's rights to such discoveries and ideas. "Discoveries" and "ideas" shall be interpreted broadly and shall not be limited to those discoveries or ideas which are potentially patentable or copyrightable. Franchisor shall not be obligated to compensate Franchise Owner for any such discoveries or ideas and Franchise Owner has no expectation of any such compensation.



7.       CONFIDENTIAL OPERATING MANUAL

         7.1. Compliance with Confidential Operating Manual. In order to protect the reputation and goodwill of the businesses operating under the Charter System and to maintain standards of operation under the Licensed Marks, Franchise Owner shall conduct the Franchised Business operated under the Charter System in accordance with various written instructions and confidential manuals (hereinafter and previously referred to as the "Confidential Operating Manual"), including such amendments thereto as Franchisor may publish from time to time, all of which Franchise Owner acknowledges belong solely to Franchisor and shall be on loan from Franchisor during the term of this Agreement. When any provision in this Agreement requires that Franchise Owner comply with any standard, specification or requirement of Franchisor, unless otherwise indicated such standard, specification or requirement shall be such as is set forth in this Agreement or as may, from time to time, be set forth by Franchisor in the Confidential Operating Manual.

         7.2. Revisions. Franchise Owner understands and acknowledges that Franchisor may, from time to time, revise the contents of the Confidential Operating Manual to implement new or different requirements for the operation of the Franchised Business, and Franchise Owner expressly agrees to comply at its expense with all such reasonably changed requirements which are by their terms mandatory; provided that such requirements shall also be applied in a reasonably nondiscriminatory manner to comparable businesses operated under the Charter System by other of Franchisor's franchisees.

8.       ADVERTISING AND MARKETING

         Recognizing  the  value  of  standardized   advertising  and  marketing
programs to the furtherance of the goodwill and public image of the Charter System, the parties agree as follows:

         8.1. Local Advertising. At its expense, Franchise Owner agrees to conduct on an annual basis continuing local advertising in form, content and media approved by Franchisor, in an amount equal to three percent (3%) of Gross Revenues. Franchise Owner shall submit evidence of any such expenditures to Franchisor on an annual basis not later than sixty (60) days after the close of each fiscal year for the preceding fiscal year. In the event that Franchise Owner shall fail to expend such sums on local advertising during any fiscal year, the difference between the amount expended and the amount required to be expended shall be paid to Franchisor, in addition to other amounts payable pursuant to this Agreement.

         8.2. Approval of Advertising. All advertising by Franchise Owner shall be in such media, and of such type and format as Franchisor may approve; shall be conducted in a dignified manner and shall conform to such standards and requirements as Franchisor may specify. Advertising approved by Franchisor as meeting the requirements of the preceding sentence shall continue to be deemed approved unless and until Franchisor shall notify OpCo otherwise. Franchise Owner shall not use any advertising or promotional plans or materials not prepared by Franchisor unless and until Franchise Owner has received written approval from Franchisor following the submission of samples thereof to Franchisor. If written approval is not received by Franchise Owner from Franchisor or its designee within fifteen (15) days of the date of receipt by Franchisor of such samples, Franchisor shall be deemed to have disapproved such advertising or promotional plans or materials.

         8.3. Participation in Cooperative Advertising and/or Marketing Programs. Franchise Owner shall participate in all cooperative advertising and/or marketing programs as are from time to time prescribed by Franchisor, provided however, that no such cooperative advertising and/or marketing programs shall require Franchise Owner to adhere to any specific price(s). The terms and conditions required for participation in any such cooperative advertising program or programs shall be as specified in the Confidential Operations Manual.

         8.4. Operation of Call Center. Franchisor agrees to operate or will provide a toll free "800 telephone number" and related call center (the "800 Call Center") to provide substantially the same services to Franchise Owner as those provided by the 800 Call Center operating immediately prior to the execution of this Agreement, subject to such modification as Franchisor deems advisable from time to time to comply with applicable law or subject to such restructuring as Franchisor shall reasonably require to comply with applicable law. Franchise Owner agrees to advertise the "800 telephone number" and otherwise cooperate with Franchisor to use the 800 Call Center as a means of assisting customers to locate the places of business of franchisees of Franchisor.

         8.5. Subordination and Alternative Performance of Obligations. Franchise Owner shall make all payments required to be made by Franchise Owner pursuant to this Article 8 to OpCo, rather than to Franchisor, until the earlier of (i) the date on which OpCo ceases to have voting control of Franchise Owner through stock ownership, or (ii) the date of the termination or expiration of the Master Franchise Agreement, or (iii) in the event OpCo shall: (i) become insolvent; or (ii) be unable, or admit in writing its inability to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code; or (v) become the subject of a creditor's petition for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (vi) apply to a court for the appointment of a custodian or receiver for any of its assets; or (vii) have a custodian or receiver appointed for any of its assets (with or without its consent); or
(viii) otherwise become the subject of any insolvency proceedings or propose or enter into any formal or informal composition or arrangement with its creditors.

9.       STATEMENTS, RECORDS AND FEE PAYMENTS

         9.1. Maintenance of Records; Audit Rights. Franchise Owner shall, in a manner reasonably satisfactory to Franchisor, maintain original, full and complete records, accounts, books, data, licenses, contracts and invoices which shall accurately reflect all particulars relating to Franchised Business and such statistical and other information or records as Franchisor may require, and shall keep all such information for not less than three (3) years, even if this Agreement is no longer in effect. Franchise Owner shall compile and provide to Franchisor any statistical or financial information regarding the operation of the Franchised Business, the services and products sold by it, or data of a similar nature as Franchisor may reasonably request. Franchisor and its designated agents shall have the right to examine and audit such records, accounts, books and data at all reasonable times to insure that Franchise Owner is complying with the terms of this Agreement. In connection with any such examination or audit, Franchisor shall not be entitled to any adjustment to the extent that Gross Revenues have been computed in accordance with Section 4.10 and in accordance with generally accepted accounting principles consistently applied. If such inspection discloses and it is ultimately determined that the Gross Revenues during any scheduled reporting period actually exceeded the amount reported by Franchise Owner as its Gross Revenues by an amount equal to two percent (2%) or more of the Gross Revenues originally reported to Franchisor, Franchise Owner shall bear the cost of such inspection and audit (not including any premium or contingent fee arrangement) and shall pay any such deficiency with interest from the date due until paid at the lesser of the Prime Rate, plus six percent (6%) per annum or the highest rate permitted by applicable law, immediately upon the request of Franchisor.

         9.2. Reports. Upon Franchisor's request, Franchise Owner shall furnish Franchisor with a copy of each of Franchise Owner's reports required under applicable federal and state laws, rules and regulations, including but not limited to all such reports required under "Medicare" and "Medicaid" laws, rules and regulations.

         9.3. Tax Reports. Upon Franchisor's request, Franchise Owner shall furnish Franchisor with a copy of each of its reports and returns of sales, use and gross receipt taxes and complete copies of any state or federal income tax returns covering the operation of the Franchised Business.

         9.4. Unaudited Periodic Statements. Franchise Owner shall prepare and deliver to Franchisor on a quarterly basis, no later than twenty-five (25) days following the close of each fiscal quarter, an unaudited profit and loss statement in a form reasonably satisfactory to Franchisor covering Franchise Owner's business for the prior fiscal quarter and showing Gross Revenues for the prior fiscal quarter and fiscal year to date, all of which shall be certified by Franchise Owner to present fairly in all material respects such matters. Franchise Owner shall also submit to Franchisor no later than twenty-five (25) days following the close of each fiscal quarter, an unaudited balance sheet reflecting the financial position of the Franchised Business as of the preceding fiscal quarter end.

         9.5.  Annual  Statement.   In  addition  to  the  foregoing   unaudited
statements, within 75 days after the close of each fiscal year of Franchise Owner, Franchise Owner shall furnish to Franchisor, at Franchise Owner's expense, an unaudited statement of income and retained earnings of Franchise Owner for such fiscal year and an unaudited balance sheet of Franchise Owner as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles and certified to by a Franchise Owner as true and correct. If audited statements are prepared by or for Franchise Owner for any fiscal year, such shall be provided to Franchisor in lieu of the unaudited statements required pursuant to this Section 9.5. Such financial statements shall be accompanied by a certificate certifying Franchise Owner's Gross Revenues for the prior year.

10.      ADDITIONAL COVENANTS

         10.1. Covenant During Term. During the term of this Agreement, Franchise Owner covenants not to engage in the United States as an owner, operator, or in any managerial capacity in any Hospital/RTC Based Behavioral Healthcare Business, other than as a franchisee of the Charter System pursuant to this Agreement; provided, however, that Franchise Owner shall not be prohibited hereby from owning equity securities of any Hospital/RTC Based Behavioral Healthcare Business whose shares are traded on a stock exchange or on the over-the-counter market so long as said ownership interest represents five percent (5%) or less of the total number of outstanding shares of such business.

         10.2. Covenant Not to Compete Post-Term. Following the termination or expiration of this Agreement and for a period expiring on the earlier of three
(3) years following the expiration or termination of this Agreement or the thirty-second anniversary of the date of this Agreement, Franchise Owner covenants not to engage in the Territory as an owner, operator, or in any managerial capacity in any Hospital/RTC Based Behavioral Healthcare Business, other than as a franchisee of the Charter System pursuant to this Agreement; provided, however, that Franchise

Owner shall not be prohibited hereby from owning equity securities of any Hospital/RTC Based Behavioral Healthcare Business whose shares are traded on a stock exchange or on the over-the-counter market so long as said ownership interest represents five percent (5%) or less of the total number of outstanding shares of such business.

         10.3. Acknowledgment of Reasonableness. The parties hereto acknowledge that the provisions of Sections 10.1 and 10.2 have been negotiated fully and fairly by the parties, each being represented and advised by counsel. Franchise Owner acknowledges that it is willingly and freely agreeing to the provisions of Sections 10.1 and 10.2 as reasonable and necessary under the circumstances. One of the acknowledged reasonable business purposes of Franchisor is to protect Franchisor's goodwill and proprietary rights. Franchise Owner further acknowledges that Franchisor would not enter into this Agreement without the covenants of Sections 10.1 and 10.2 and that it is fair and reasonable to Franchise Owner that Franchise Owner be subject to such covenants.

         10.4. Confidential Information. During the term of this Agreement and following the expiration or termination of this Agreement, Franchise Owner covenants not to communicate directly or indirectly, nor to divulge to or use for its benefit or the benefit of any other person or legal entity, any trade secrets which are proprietary to Franchisor or any information, knowledge or know-how identified to Franchise Owner by Franchisor in writing as confidential (including but not limited to the Confidential Operating Manual), except as permitted by Franchisor. Notwithstanding the foregoing, this obligation shall not apply to information: (a) which at the time of disclosure is readily available to the trade or public; (b) which after disclosure becomes readily available to the trade or public, other than through breach of this Agreement;
(c) which is subsequently lawfully and in good faith obtained by such party from an independent third party without breach of this Agreement; (d) which was in possession of such party prior to the date of disclosure; or (e) which is disclosed to others in accordance with the terms of a prior written authorization between the parties to this Agreement. In the event of any termination, expiration or non-renewal of this Agreement, Franchise Owner agrees that it will never use Franchisor's confidential information, trade secrets, methods of operation or any proprietary components of the Charter System in the design, development or operation of any behavioral healthcare business, including, without limitation, any Hospital/RTC Based Behavioral Healthcare Business. The protection granted hereunder shall be in addition to and not in lieu of all other protections for such trade secrets and confidential information as may otherwise be afforded in law or in equity.

         10.5. Confidential Agreements with Certain Employees. Consistent with Franchisor's existing practices with respect to employee non-disclosure agreements, Franchise Owner agrees to maintain and cause new employees of Franchise Owner to execute employee non-disclosure agreements in the form employed by Franchisor as of the date hereof (or such other form as reasonably requested by Franchisor), with its managers, which shall prohibit disclosure by such parties to any other person or legal entity of any trade secrets or any other information, knowledge or know-how identified as confidential by Franchisor in writing to Franchise Owner concerning the operation of the Franchised Business. Franchisor shall be a third party beneficiary of such agreements and Franchise Owner shall not amend, modify or terminate any such agreement without Franchisor's prior written consent.

         10.6. Severability. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. Should any part of one or more of these restrictions be found to be unenforceable by virtue of its scope in terms of area, business activity prohibited or length of time, and should such part be capable of being made enforceable by reduction of any or all thereof, Franchise Owner and Franchisor agree that the same shall be enforced to the fullest extent permissible under the law. In addition, Franchisor may, unilaterally, at any time, in its sole discretion, revise any of the covenants in this Article 10 so as to reduce the obligations of Franchise Owner hereunder. The running of any period of time specified in this Article 10 shall be tolled and suspended for any period of time in which the Franchise Owner is found by a court of competent jurisdiction to have been in violation of any restrictive covenant. Franchise Owner further expressly agrees that the existence of any claim it may have against Franchisor whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Article 10.

         10.7. Waiver of Surety Defenses by Franchisor and Nature of Obligations. The obligations of Franchisor under this Agreement are joint and several and include any and all debts, obligations, whether of payment or performance, and liabilities arising out of or relating to this Agreement, whether such debts, obligations and liabilities are heretofore, now, or hereafter made, incurred, or created, whether such debts, obligations and liabilities are voluntary or involuntary, liquidated or unliquidated, secured or unsecured, and including but not limited to contingent debts, obligations and liabilities, and whether or not any or all such debts, obligations and liabilities are or become unenforceable against either Franchisor as a result of the operation of bankruptcy or insolvency laws.

                  With respect to any debt, liability or obligation with respect to which one Franchisor is deemed to be a surety or guarantor of the other Franchisor, such Franchisor deemed to be a surety or guarantor hereby unconditionally and irrevocably waives (a) (i) any right to require that any action be brought against the other Franchisor without regard to whether the other Franchisor, or both, were directly responsible for any breach of this Agreement; (ii) presentment, notice of dishonor, protest, diligence, demand for payment, performance or enforcement, and all notices of any kind, including without limitation: notice of acceptance hereof, notice of the creation of any obligations of Franchisor hereunder (except as otherwise expressly required in this Agreement), notice of nonpayment, nonperformance or other default, and notice of any action taken to collect upon any of the obligations of Franchisor hereunder or enforce any of the provisions hereof against Franchisor; and (iii) any claim for contribution from any other person, including the other Franchisor; and (b) except to the extent that Franchise Owner would not have had the benefit of such protections had the Franchisor not been deemed to be a surety or guarantor (i) any failure of Franchise Owner to take any steps to preserve its rights hereunder; (ii) any setoffs against Franchise Owner which would otherwise impair Franchise Owner's rights against either Franchisor hereunder; and (iii) any requirement to mitigate damages. Each Franchisor also expressly waives the provisions of Sections 49-25 and 49-26 of the Code of Virginia.



11.      TRANSFER AND ASSIGNMENT

         11.1. Assignment by Franchisor. This Agreement and all rights and duties hereunder may not be assigned or transferred by Franchisor except (i) with the prior written consent of Franchise Owner and Crescent, in its capacity as lessor under the Facilities Lease (as defined in Section 1.21 of the Master Franchise Agreement), which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) to an entity which simultaneously therewith acquires all or substantially all of Franchisor's business and assets. Franchisor may grant a security interest in Franchisor's rights and interest in (but not its obligations under) this Agreement to any of Franchisor's lenders by means of an assignment for collateral purposes.

         11.2. Assignment by Franchise Owner.. This Agreement and any rights and duties hereunder may not be assigned or transferred by Franchise Owner except
(i) with the prior written consent of Franchisor, which consent shall not be unreasonably withheld, conditioned or delayed, to any entity which simultaneously therewith acquires all or substantially all of Franchise Owner's business and assets (including the assignment of Franchise Owners's rights and obligations as lessee under the lease with Crescent), or (ii) if the Facilities Lease is terminated prior to the end of the Initial Term or any Extended term as a result of an Event of Default under the Facilities Lease, and if Crescent exercises its election under the Facilities Lease to assume all (but not less than all) of the Obligations of Franchise Owner under this Agreement and all other agreements specified in the Facilities Lease from the date of such assumption, to Crescent or its designee. A transaction or transactions pursuant to which OpCo no longer has voting control of Franchise Owner through stock ownership shall be deemed an assignment or transfer of this Agreement.

         11.3. Conditions of Any Approval. Franchise Owner understands and acknowledges the vital importance of the performance of Franchise Owner to the market position and overall image of Franchisor. The consent of Franchisor to an assignment or transfer by Franchise Owner shall be subject, but not be limited to, the following conditions:

                           (a) The proposed transferee is a person or entity which meets the Franchisor's standards of qualification then applicable with respect to all new applicants for similar Charter System franchisees;

                           (b) The proposed transfer is upon reasonable terms and conditions;

                           (c) As of the effective date of the proposed transfer, all obligations of Franchise Owner hereunder and under any other agreements between Franchise Owner and Franchisor are satisfied in all material respects;

                           (d) As of the effective date of the proposed transfer, all obligations of the proposed transferee to the Franchisor under all other agreements of any kind between the proposed transferee and Franchisor are satisfied in all material respects;

                           (e) Franchise Owner must request that Franchisor provide the prospective transferee with the Franchisor's current form of disclosure document required by the Federal Trade Commission's Trade Regulation Rule on Franchising and/or other applicable state franchise registration/disclosure laws, and a receipt for such document shall be delivered to Franchisor, acknowledging that Franchisor shall not be liable for any representations other than those contained in such disclosure document;

                           (f) The proposed transferee must execute a new franchise agreement, namely, Franchisor's then-current form of facility franchise agreement, which may contain terms and conditions substantially different from those in this Agreement, for an initial term equal to the time remaining in the term of this Agreement, unless the proposed transferee would be or is an OpCo Franchisee;

                           (g) The transferor and the transferee shall have executed a general release under seal where required, in a form reasonably satisfactory to Franchisor, of any and all claims
         (including, without limitation, claims arising under federal, state, and local laws, rules, and ordinances) against Franchisor, its parent, subsidiaries, affiliates and their officers, directors, attorneys, shareholders, and employees, in their corporate and individual capacities, arising out of, or connected with, the performance of this Agreement or any other agreement; and

                           (h) The transferee shall demonstrate to Franchisor's reasonable satisfaction that (i) it meets all of Franchisor's requirements for becoming one of its franchisees, including, without limitation, that it meets Franchisor's managerial and business standards then in effect for similarly situated franchise owners; (ii) possesses a good moral character, business reputation, and satisfactory credit rating; and (iii) is not a competitor of Franchisor, will comply with all instruction and training requirements of Franchisor and has the aptitude and ability to operate the Franchised Business (as may be evidenced by prior related business experience or otherwise).

         11.4. Consent Not a Waiver. Franchisor's consent to an assignment by the Franchise Owner granted herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

         11.5. Parties Bound and Benefitted. This Agreement shall be binding on the parties and their respective successors and assigns. This Agreement shall inure to the benefit of the parties and their respective permitted successors and assigns.

12.      DEFAULT AND TERMINATION

         12.1. Franchisor's Right to Terminate. Franchisor may not terminate this Agreement prior to the expiration of its term except for "good cause," which shall mean the occurrence of any event of default described in (a) and (f) below, but shall specifically not include the failure to pay Franchisor any amount due to Franchisor under and pursuant to Articles 4 or 8 hereof, which Franchisor agrees will not be an event of default giving rise to a right to terminate this Agreement. Upon the occurrence of any such event of default, Franchisor may, at its option, and without waiving its rights hereunder or any other rights available at law or in equity, including its rights to damages, terminate this Agreement and all of Franchise Owner's rights hereunder effective immediately upon the date Franchisor gives written notice of termination, upon such other date as may be set forth in such notice of termination, or in those instances enumerated below in paragraph (a), automatically upon the occurrence of an event of default. The occurrence of any one or more of the following events shall constitute an event of default and grounds for termination of this Agreement by Franchisor:

                           (a) Automatically, without notice or action required by Franchisor, if Franchise Owner becomes insolvent or makes a general assignment for the benefit of creditors, or, unless otherwise prohibited by law, if a petition in bankruptcy is filed by Franchise
         Owner, or such a petition is filed against and consented to by Franchise Owner or not dismissed within thirty (30) days, or if a bill in equity or other proceeding for the appointment of a receiver of Franchise Owner or other custodian for Franchise Owner's business or assets is filed and consented to by Franchise Owner, or if a receiver or other custodian (permanent or temporary) of Franchise Owner's assets or property, or any part thereof, is appointed;

                           (b) If there is any violation of any transfer and assignment provision contained in Article 11 of this Agreement;

                           (c) If Franchise Owner fails, for a period of fifteen
         (15) days after notification of non-compliance by appropriate authority to comply with any law, rule or regulation applicable to the operation of the Franchised Business; provided, however, that if such non-compliance is susceptible to cure but such cure cannot be accomplished with due diligence within such period of time, and if, in addition, Franchise Owner commences to cure such non-compliance within 15 days after notification of non-compliance and thereafter prosecutes the curing of such non-compliance with due diligence, such period of time shall be extended to such period of time (not to exceed an additional ninety (90) days in the aggregate) as may be necessary to cure such non-compliance with due diligence;

                           (d) If Franchise Owner, other than in an immaterial respect, violates, any covenant of confidentiality or non-disclosure contained in Article 10 of this Agreement;

                           (e) If Franchise Owner fails to perform or breaches any covenant, obligation, term, condition, warranty or certification herein or fails to operate the Franchised Business as specified by Franchisor herein or in the Confidential Operating Manual and fails to cure such noncompliance or deficiency within thirty (30) days after Franchisor's written notice thereof; provided, however, that if such non-compliance or deficiency is susceptible to cure but such cure cannot be accomplished with due diligence within such period of time, and if, in addition, Franchise Owner commences to cure such non-compliance or deficiency within 30 days after notification of non-compliance or deficiency and thereafter prosecutes the curing of such non-compliance or deficiency with due diligence, such period of time shall be extended to such period of time (not to exceed an additional one hundred eighty (180) days in the aggregate) as may be necessary to cure such non-compliance or deficiency with due diligence;

                           (f) If Franchise Owner abandons the operation of all or any substantial part of the Franchised Business conducted under this Agreement for twenty-four (24) hours or longer (except as otherwise provided herein or agreed to by Franchisor) or defaults under any mortgage, deed of trust or lease with Franchisor or any third party covering the Franchised Business or of any premises from or at which the Franchised Business is operated and Franchisor or such third party treats such act or omission as a default, and Franchise Owner fails to cure such default to the satisfaction of Franchisor or such third party within any applicable cure period granted Franchise Owner by Franchisor or such third party;

         12.2. Franchise Owner's Right to Terminate. Franchise Owner may not terminate this Agreement prior to the expiration of its term (whether because of Franchisor's breach, material or otherwise) except with the prior written consent of Franchisor.

13.      POST TERM OBLIGATIONS

         Upon the expiration or termination of this Agreement, Franchise Owner shall immediately:

         13.1. Cease Operations. Cease to be a franchisee of Franchisor under this Agreement and cease to operate the former Franchised Business under the Charter System. Franchise Owner shall not thereafter, directly or indirectly, represent to the public that the former Franchised Business is or was operated or in any way connected with the Charter System or hold itself out as a present (or, publicly, as a former) franchisee of Franchisor at or with respect to any premises from or at which the Franchised Business operated;

         13.2. Pay All Sums Outstanding. Pay all sums owing to Franchisor subject to the Subordination Agreement.

         13.3. Return Confidential Operating Manual. Return to Franchisor the Confidential Operating Manual and all trade secret and other confidential materials, equipment and other property owned by Franchisor, and all copies thereof, including all such provided to any third party by Franchise Owner. (Franchisor shall not provide any such to any third parties without the written consent of Franchisor in each instance.) Franchise Owner shall retain no copy or record of any of the foregoing; provided Franchise Owner may retain its copy of this Agreement, any correspondence between the parties, and any other document which Franchise Owner reasonably needs for compliance with any applicable provision of law.

         13.4. Cease Use of System. Cease to use in advertising, or in any manner whatsoever, any methods, procedures, protocols, programs, procedures or techniques associated with the Charter System in which Franchisor has a proprietary right, title or interest; cease to use the Licensed Marks and any other marks and indicia of operation associated with the Charter System and remove all trade dress, physical characteristics, color combinations and other indications of operation under the Charter System from any premises from or at which the Franchised Business operated. Without limiting the generality of the foregoing, Franchise Owner agrees that in the event of any termination or expiration of this Agreement, it will remove all signage bearing the Licensed Marks, and, upon Franchisor's request, deliver the facia for such signs to Franchisor, and will remove any items which are characteristic of the Charter System "trade dress" from any premises from or at which the Franchised Business operated. Franchise Owner agrees that Franchisor or a designated agent may enter upon any premises from or at which the Franchised Business operated at any time in a reasonable manner to make such changes at Franchise Owner's sole risk and expense and without liability for trespass.

14.      INSURANCE

         14.1. Maintenance of Insurance. Throughout the term of this Agreement, Franchise Owner shall maintain in effect at all times a policy or policies of insurance, designating Franchisor as an additional insured at Franchise Owner's sole cost and expense as described on Exhibit 4 hereto.

         14.2. Notices of Claims. Franchise Owner shall promptly notify Franchisor of any and all claims against Franchise Owner and/or Franchisor under said policies of insurance and shall deliver to Franchisor certificates evidencing that the insurance required by Section 14.1 is in full force and effect within thirty (30) days after signing this Agreement and each year thereafter. Such insurance certificates shall contain a statement that the insurance shall not be canceled without thirty (30) days' prior written notice to Franchise Owner and to Franchisor.

         14.3. Notices of Other Claims/Events. Franchise Owner shall provide to Franchisor notice of any and all demands, claims, suits, actions, causes of action, proceedings and assessments (together "Claims") brought, made or threatened in writing against Franchise Owner, and of the occurrence of any events which might result in such a Claim, in each case within five (5) business days after Franchise Owner becomes aware thereof, and will provide to Franchisor information concerning such Claims or events as Franchisor may from time to time reasonably request.

15.      TAXES, PERMITS AND INDEBTEDNESS

         15.1. Payment. Franchise Owner shall promptly pay when due any and all federal, state and local taxes, including without limitation unemployment and sales taxes, levied or assessed with respect to any services or products furnished, used or licensed pursuant to this Agreement and all accounts or other indebtedness of every kind incurred by Franchise Owner in the operation of the Franchised Business.

         15.2. Compliance with all Laws and Regulations. Franchise Owner shall comply with all federal, state and local laws, rules and regulations and timely obtain any and all permits, certificates and licenses for the full and proper conduct of the Franchised Business.

         15.3. Full Responsibility. Franchise Owner hereby expressly covenants and agrees to accept full and sole responsibility for any and all debts and obligations incurred in the operation of the Franchised Business.

16.      INDEMNIFICATION AND INDEPENDENT CONTRACTOR

         16.1. Indemnification and Hold Harmless. Franchise Owner agrees to protect, defend, indemnify, and hold Franchisor, and its respective directors, officers, agents, attorneys and shareholders, jointly and severally, harmless from and against all claims, actions, proceedings, damages, costs, expenses and other losses and liabilities, directly or indirectly incurred (including without limitation reasonable attorneys' and accountants' fees) as a result of, arising out of, or connected with the operation of the Franchised Business, except those directly arising from Franchisor's willful misconduct or fraud. Franchisor agrees to protect, defend, indemnify and hold Franchise Owner, and its respective directors, officers, agents, attorneys and shareholders, jointly and severally, harmless from and against all claims, actions, proceedings, damages, costs, expenses and other losses and liabilities, directly or indirectly arising out of or connected with the operation of the Franchised Business arising directly from Franchisor's willful misconduct or fraud.

         16.2. Independent Contractor. In all dealings with third parties including, without limitation, employees, suppliers and patients, Franchise Owner shall disclose in an appropriate manner reasonably acceptable to Franchisor that it is an independent entity licensed by Franchisor. Nothing in this Agreement is intended by the parties hereto to create a fiduciary relationship between them nor to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. It is understood and agreed that Franchise Owner is an independent contractor and is in no way authorized to make any contract, warranty or representation or to create any obligation on behalf of Franchisor.


17.      WRITTEN APPROVALS, WAIVERS, FORMS OF AGREEMENT AND
         AMENDMENT

         17.1. Prior Approvals. Whenever this Agreement requires Franchisor's prior approval, Franchise Owner shall make a timely written request. Unless a different time period is specified in this Agreement, Franchisor shall respond with its approval or disapproval within fifteen (15) days of receipt of such request. If Franchisor has not specifically approved a request within such fifteen (15) day period, such failure to respond shall be deemed disapproval of any such request.

         17.2. No Waiver. No failure of Franchisor to exercise any power reserved to it by this Agreement and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Franchisor's right to demand exact compliance with any of the terms herein. No waiver or approval by Franchisor of any particular breach or default by Franchise Owner, nor any delay, forbearance or omission by Franchisor to act or give notice of default or to exercise any power or right arising by reason of such default hereunder, nor acceptance by Franchisor of any payments due hereunder shall be considered a waiver or approval by Franchisor of any preceding or subsequent breach or default by Franchise Owner of any term, covenant or condition of this Agreement.

         17.3. Form of Agreements. No warranty or representation is made by Franchisor that all Charter System franchise agreements heretofore or hereafter issued by Franchisor do or will contain terms substantially similar to those contained in this Agreement. Further, Franchise Owner recognizes and agrees that Franchisor may, in its reasonable business judgment, due to local business conditions or otherwise, waive or modify comparable provisions of other franchise agreements heretofore or hereafter granted to other Charter System franchise owners in a non-uniform manner, subject, however, to those provisions of this Agreement which require Franchisor to act toward its Franchise Owners on a reasonably nondiscriminatory basis.

         17.4. Written Amendments. Except as otherwise specifically provided in this Agreement, no amendment, change or variance from this Agreement shall be binding upon either Franchisor or Franchise Owner except by mutual written agreement or in accordance with Section 3.10 of the Subordination Agreement. If an amendment of this Agreement is executed at Franchise Owner's request, any legal fees or costs of preparation in connection therewith shall, at the option of Franchisor, be paid by Franchise Owner.

18.      ENFORCEMENT

         18.1. Inspections. In order to ensure compliance with this Agreement and to enable Franchisor to carry out its obligation under this Agreement, Franchise Owner agrees that Franchisor and its designated agents shall be permitted, with or without notice, full and complete access during business hours to inspect all premises from or at which the Franchised Business is conducted and all records thereof, including, but not limited to, records relating to Franchise


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Owner's  patients,  suppliers,  employees  and  agents.  Franchise  Owner  shall cooperate fully with Franchisor and its designated agents requesting such access.

         18.2. Injunctive Relief. Franchisor or its designee shall be entitled to obtain, without bond, declaratory judgments, temporary and permanent injunctions, and orders of specific performance, in order to enforce the provisions of this Agreement relating to Franchise Owner's use of the Licensed Marks, the obligations of Franchise Owner upon termination or expiration of this Agreement, and assignment of this Agreement and/or ownership interests in Franchise Owner or to prohibit any act or omission by Franchise Owner or its employees which constitutes a violation of any applicable law or regulation, which is dishonest or misleading to prospective or current customers of businesses operated under the Charter System, which constitutes a danger to other franchise owners, employees, patients or the public, or which may impair the goodwill associated with the Licensed Marks.

         18.3. Costs and Expenses. If Franchisor secures any declaratory judgment, injunction or order of specific performance pursuant to this Article 18, or otherwise, if any provision of this Agreement is enforced at any time by Franchisor or if any amounts due from Franchise Owner to Franchisor are, at any time, collected by or through an attorney at law or collection agency, Franchise Owner shall be liable to Franchisor for all costs and expenses of enforcement and collection including, but not limited to, court costs and reasonable attorneys' fees.

         18.4. No Right to Offset. Franchise Owner will not, for any reason, withhold payment of any monthly payment, fee or any other fees or payments due to the Franchisor under this Agreement or pursuant to any other contract, agreement or obligation to the Franchisor. Franchise Owner shall not have the right to "offset" any liquidated or unliquidated amounts, damages or other funds allegedly due to the Franchise Owner from the Franchisor against any monthly payment, fee or any other fees or payments due to the Franchisor under this Agreement or otherwise.

19.      ENTIRE AGREEMENT

         THIS AGREEMENT INCLUDING THE EXHIBITS REFERRED TO HEREIN AND THE TRANSACTION DOCUMENTS (AS DEFINED IN THE MASTER FRANCHISE AGREEMENT) CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES. NO OTHER AGREEMENTS, WRITTEN OR ORAL, SHALL BE DEEMED TO EXIST, AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS ARE SUPERSEDED HEREBY. THERE ARE NO CONDITIONS TO THIS AGREEMENT WHICH ARE NOT EXPRESSED HEREIN OR IN THE TRANSACTION DOCUMENTS. NO OFFICER, EMPLOYEE OR AGENT OF FRANCHISOR HAS ANY AUTHORITY TO MAKE ANY REPRESENTATION OR PROMISE NOT CONTAINED IN THIS AGREEMENT OR IN THE TRANSACTION DOCUMENTS, AND FRANCHISE OWNER AGREES THAT IT HAS EXECUTED THIS AGREEMENT WITHOUT RELIANCE UPON ANY SUCH REPRESENTATION OR PROMISE. THIS


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AGREEMENT SHALL NOT BE BINDING UPON  FRANCHISOR  UNTIL EXECUTED BY AN AUTHORIZED
OFFICER THEREOF.

20.      NOTICES

         Any notice required to be given hereunder shall be in writing and shall be either mailed by certified mail, return receipt requested or delivered by a recognized courier service, receipt acknowledged. Notices to Franchise Owner shall be addressed to it at the address listed in Article 1 of this Agreement. Notices to Franchisor shall be addressed to it at the address listed in Article 1 of this Agreement. Attention: President. Any notice complying with the provisions hereof shall be deemed to be given three (3) days after mailing, or on the date of receipt, whichever is earlier. Each party shall have the right to designate any other address for such notices by giving notice thereof in the foregoing manner, and in such event all notices to be mailed after receipt of such notice shall be sent to such other address.

21.      GOVERNING LAW AND DISPUTE RESOLUTION

         21.1. Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Delaware applicable to contacts among residents of Delaware which are to be performed entirely within Delaware, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the State of Delaware; or (vii) any combination of the foregoing.

         Subject to Section 21.2 below, to the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the State of Delaware as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Delaware and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         21.2. Arbitration Litigation. (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Wilmington, Delaware, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. The parties hereby submit to the in personam jurisdiction of the federal and state courts in Delaware, for the purpose of confirming any such award and entering judgment thereon; and


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                  (b)  Notwithstanding  the  foregoing,  Franchisor  may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of Franchise Owner in this Agreement, including but not limited to, as provided in Section 18.2. Franchise Owner acknowledges that its violation or threatened violation of the provisions of Article 10 would cause irreparable injury and, in addition to any other remedies to which Franchisor may be entitled, that Franchisor shall be entitled to injunctive relief.

22.      SEVERABILITY, CONSTRUCTION AND OTHER MATTERS

         22.1. Severability. Should any provision of this Agreement be for any reason held invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be deemed restricted in application to the extent required to render it valid; and the remainder of this Agreement shall in no way be affected and shall remain valid and enforceable for all purposes. In the event that any provision of this Agreement should be for any reason held invalid, illegal or unenforceable by a court of competent jurisdiction, or in the event the performance or compliance by any party with any provision of this Agreement shall result in such party being in violation of any law, rule or regulation of any governmental authority, then in any of such events the parties agree to use commercially reasonable best efforts to amend in a manner reasonably consistent with each party's economic interests the obligations of the parties under and pursuant to this Agreement so as to cause the parties' obligations hereunder to be enforceable and not in violation of any law, rule or regulation of any governmental authority. In the event such total or partial invalidity or unenforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this paragraph shall operate upon such provision only to the extent that the laws of such jurisdiction are applicable to such provision. Each party agrees to execute and deliver to the other any further documents which may be reasonably required to effectuate fully the provisions hereof. Franchise Owner understands and acknowledges that Franchisor shall have the right, in its sole discretion, on a temporary or permanent basis, to reduce the scope of any covenant or provision of this Agreement binding upon Franchise Owner, or any portion hereof, without Franchise Owner's consent, effective immediately upon receipt by Franchise Owner of written notice thereof, and Franchise Owner agrees that it will comply forthwith with any covenant as so modified, which shall be fully enforceable.

         22.2. Regulatory Reports. Each party agrees to reasonably cooperate with the other in providing on a timely basis all documents and information in its possession or reasonably available to it, reasonably required by the other for reports or filings required by any governmental or other regulatory authority.

         22.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

         22.4. Table of Contents, Headings and Captions. The table of contents, headings and captions contained herein are for the purposes of convenience and reference only and are not to be construed as a part of this Agreement. All terms and words used herein shall be construed to include the number and gender as the context of this Agreement may require. The parties agree that each section of this Agreement shall be construed independently of any other section or provision of this Agreement.

23.      MANAGEMENT CONTRACTS/JOINT VENTURES/CONSULTING
         AGREEMENTS

         Franchise Owner agrees during the continuance of this Agreement that it will not enter into any new management agreements, Joint Ventures or consulting or other agreements relating to a Hospital/RTC Based Behavioral Healthcare Business ("New Arrangements") except (i) in the event a Franchise Agreement is entered into by Franchisor with respect to such business, or (ii) with the written consent of Franchisor in each instance. In each instance of a Joint Venture in which Franchisor shall have provided such written consent, Franchisor and Franchise Owner, prior thereto, shall have agreed with respect to the Joint Venture (i) to the payment to Franchisor, in addition to all other amounts payable pursuant to this Agreement, of a percentage of Franchise Owner's gross receipts from such New Arrangement agreeable to Franchise Owner and Franchisor or (ii) to the inclusion in Gross Revenues of the Business Gross Revenues of any such Joint Venture. For each Managed Business that is the subject of a New Arrangement, Franchise Owner shall pay to Franchisor (i) with respect to any such services provided to Managed Businesses within the Territory, 15% of (a) the total fees received by Franchise Owner, less (b) Franchise Owner's direct costs (not including overhead) of providing such services, or (ii) unless otherwise agreed by Franchisee or Franchise Owner, with respect to any such services provided to Managed Businesses outside the Territory, 30% of (a) the total fees received by Franchise Owner, less (b) Franchise Owner's direct costs (not including overhead) of providing such services (the amounts received by Franchisor pursuant to (i) or (ii) above are herein referred to as "New Arrangement Management Fees").

24.      MANAGED CARE AGREEMENTS/PREFERRED PROVIDER STATUS

         The parties agree that during the continuance of this Agreement, all existing and future Managed Care Agreements, as defined below, shall be held in the name of Franchisor or a subsidiary of Franchisor. Franchise Owner agrees during the continuance of this Agreement that neither it nor any subsidiary or affiliate will enter into any Managed Care Agreements. For the purposes of this Agreement, "Managed Care Agreements" means any and all contracts, agreements, letters of agreement, memoranda of understanding, or any like written or oral agreement (hereinafter referred to as "Managed Care Agreement"), with any insurer, managed care company or any other third-party payor (hereinafter collectively referred to as "Payor") which is obligated to pay for behavioral health care benefits for any person pursuant to a Payor benefit contract with such person, and under which such Managed Care Agreements such behavioral health services are provided for a negotiated reimbursement rate. The parties agree that for the purposes of this Agreement, Managed Care Agreements shall not include any agreement for the provision of behavioral health care services solely with a county or a local employee assistance program with services provided solely by Franchise Owner.

         The parties acknowledge that Franchisor or a subsidiary of Franchisor shall subcontract with OpCo to provide staffing to service and negotiate such Managed Care Agreements; provided, however, that Franchisor shall retain the right to determine which, if any, Managed Care Agreement shall be entered into in Franchisor's name. Franchisor shall use commercially reasonable best efforts, subject to applicable law, to cause Franchise Owner to have "preferred provider" status in connection with Franchisor's managed behavioral healthcare business on a basis substantially consistent with existing covenants, terms and conditions, unless the customer directs otherwise.

25.      ACKNOWLEDGMENTS

     25.1. FRANCHISE OWNER ACKNOWLEDGES THAT FRANCHISOR OR ITS AGENT HAS PROVIDED FRANCHISE OWNER WITH A FRANCHISE OFFERING CIRCULAR NOT LATER THAN THE EARLIER OF THE FIRST PERSONAL MEETING HELD TO DISCUSS THE SALE OF A FRANCHISE, TEN (10) BUSINESS DAYS BEFORE THE EXECUTION OF THIS AGREEMENT, OR TEN (10) BUSINESS DAYS BEFORE ANY PAYMENT OF ANY CONSIDERATION. FRANCHISE OWNER FURTHER ACKNOWLEDGES THAT FRANCHISE OWNER HAS READ SUCH FRANCHISE OFFERING CIRCULAR AND UNDERSTANDS ITS CONTENTS.

     25.2. FRANCHISE OWNER ACKNOWLEDGES THAT FRANCHISOR HAS PROVIDED FRANCHISE OWNER WITH A COPY OF THIS AGREEMENT AND ALL RELATED DOCUMENTS, FULLY COMPLETED, AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO FRANCHISE OWNER'S EXECUTION HEREOF.

     25.3. FRANCHISE OWNER IS AWARE OF THE FACT THAT OTHER PRESENT OR FUTURE FRANCHISE OWNERS OF FRANCHISOR MAY OPERATE UNDER DIFFERENT FORMS OF AGREEMENT(S), AND CONSEQUENTLY THAT FRANCHISOR'S OBLIGATIONS AND RIGHTS WITH RESPECT TO ITS VARIOUS DEVELOPERS AND FRANCHISE OWNERS MAY DIFFER MATERIALLY IN CERTAIN CIRCUMSTANCES.

     25.4. FRANCHISE OWNER ACKNOWLEDGES THAT THIS INSTRUMENT AND THE TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES. EXCEPT AS SET FORTH IN THE TRANSACTION DOCUMENTS, THIS AGREEMENT TERMINATES AND SUPERSEDES ANY PRIOR AGREEMENT BETWEEN THE PARTIES CONCERNING THE SAME SUBJECT MATTER.

     25.5.   FRANCHISE  OWNER   ACKNOWLEDGES  THAT  COMPUTER  SOFTWARE  LICENSED
HEREUNDER IS FURNISHED "AS IS". FRANCHISOR MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED WITH RESPECT TO SUCH

SOFTWARE AND DOCUMENTATION DESCRIBING SUCH SOFTWARE, ITS QUALITY, ITS PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF SOFTWARE AND DOCUMENTATION DESCRIBING SUCH SOFTWARE IS WITH FRANCHISE OWNER.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal on the date first written above.

                                       MAGELLAN HEALTH SERVICES, INC.



                                       By:      ________________________________
                                                Title:   _______________________



                                       CHARTER FRANCHISE SERVICES, LLC



                                       By:      ________________________________
                                                Title:   _______________________



                                       CHARTER BEHAVIORAL HEALTH
                                          SYSTEM OF CENTRAL GEORGIA,
                                          LLC



                                       By:      ________________________________
                                                Title:   _______________________

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